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To:      Inter Parfums SA
         4-6 Rond Point Des Champs-Elysees
         75008 Paris
         France

         For the attention of: Philippe Benacin

and

         Inter Parfums, Inc.
         551 Fifth Avenue
         New York
         NY 10176-0198
         USA

         For the attention of: Jean Madar

                                                                 8 February 2000

Dear Sirs

LICENCE AGREEMENT BETWEEN (1) BURBERRY LIMITED (FORMERLY BURBERRYS LIMITED)
(2) INTER PARFUMS S.A. AND (3) INTER PARFUMS, INC (FORMERLY JEAN PHILIPPE FRAGRANCES, INC.) DATED 15 JULY 1993 (AS AMENDED) (THE "AGREEMENT")

We set out below the amendments to the Agreement which we have agreed between us with effect from the date of this letter.

1.  Clause 3.1 of the Agreement shall be deleted and replaced by the following:

                  "This Agreement shall come into force on the Effective Date and shall have effect until 31st December, 2006 (when it shall expire automatically without notice) unless terminated earlier in accordance with this Agreement. Nothing said or done (or omitted to be said or done) by or on behalf of Burberry on or before that date shall prevent this Agreement expiring on that date unless the parties expressly agree otherwise in writing, signed by a Director of Burberry with the express authority of the Burberry Board."

2.  Clauses 3.10 to 3.13 shall be deleted and replaced by the following clauses:



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                                        4

                  "3.10 If during the calendar year 2002 the Licensee shall not have made Net Sales of at least[_______________] in respect of all Licensed Products, then either the Licensee or Burberry may (within 60 days of the receipt by Burberry of the Annual Account for the year ending on 31st December 2002) give notice to the other parties terminating this Agreement on 31st December 2003.

                  3.11 If during the calendar year 2003 the Licensee shall not have made Net Sales of at least[________________] in respect of all Licensed Products, then either the Licensee or Burberry may (within 60 days of the receipt by Burberry of the Annual Account for the year ending on 31st December 2003) give notice to the other parties terminating this Agreement on 31st December 2004.

                  3.12 If during the calendar year 2004 the Licensee shall not have made NetSales of at least [______________________________] in respect of all
                           Licensed Products, then either the Licensee or Burberry may (within 60 days of thereceipt by Burberry of the Annual Account for the year ending on 31st December2004) give notice to the other parties terminating this Agreement on 31st December 2005.

                  3.13 Subject to the following provisions of this Clause, each of the figures set out in Clauses 3.3 to 3.9 inclusive shall be subject to adjustment for inflation in line with the increase from 1 January 1993 in the Retail Price Index. The figure shall be adjusted annually with effect from 1 January in each year.

                  3.14 Subject to the following provisions of this Clause, each of the figures set out in Clauses 3.10 to 3.12 inclusive shall be subject to adjustment for inflation in line with the increase from 1 January 2000 in the Retail Price Index. The figure shall be adjusted annually with effect from 1 January in each year.

                  3.15 Any termination notice under Clauses 3.2 to 3.12 inclusive shall be subject to the remaining provisions of this Agreement as regards termination of this Agreement.

                  3.16 For the purposes of this Agreement,Licensed Products shall be deemed sold when shipped."

3. In Clause 8.8, "US dollars" shall be deleted and replaced by "Pounds Sterling or, as Burberry may direct at any time after 1 January 2002, in euros". We acknowledge that since 1 January 1997 payments made to us under the Agreement have been made in French Francs and not in US Dollars.

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4.       In Clause 8.9, both references to "US dollars" shall be deleted and replaced by "US dollars or Pounds Sterling (as appropriate) or (as Burberry may direct at any time after 1 January 2002) in euros".


5.       The following wording shall be inserted at the end of Clause 9.1:-

                  "1 January 2004 to 31 December 2004 :___________________

                   1 January 2005 to 31 December 2005 :___________________

                   1 January 2006 to 31 December 2006 :___________________



         In Clause 9.1, "1 December 2002" shall be deleted and replaced by "31 December 2002" and "1 December 2003" shall be deleted and replaced by "31 December 2003".


6.       Clause 9.3 shall be deleted and replaced by the following:

                  "Each of the figures in Clause 9.1 (except for the figure for the first Licensed Year) shall be subject to adjustment for inflation in line with the increase from the Relevant Date in the Retail Prices Index. The figures shall be adjusted annually with effect from 1 January in each year to take account of the latest then published Retail Prices Index. For the purposes of this Clause, the "RELEVANT DATE" means 1 January 1993 for minimum Royalties payable in respect of any period up to and including 31 December 2003 and 1 January 2000 for minimum Royalties payable in respect of any period beginning on or after 1 January 2004."


In all other respects, the Agreement shall continue in full force and effect.

Terms used in this letter shall have the same meanings as in the Agreement, unless stated otherwise.

This letter is governed by and shall be construed in accordance with English law.


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Please acknowledge your acceptance of the terms of this letter by signing and returning the attached copy of this letter.

Yours faithfully



Signed by         (name) .Victor J. Barnett

                  (signature) /s/ Victor J. Barnett
duly authorised
for and on behalf of
BURBERRY LIMITED

We confirm our agreement to the above



Signed by         (name) Benacin Philippe

                  (signature). /s/ Philippe Benacin
duly authorised
for and on behalf of
INTER PARFUMS S.A.




Signed by         (name) Jean Madar

                  (signature) /s/ Jean Madar
duly authorised
for and on behalf of
INTER PARFUMS, INC